UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Monroe Capital Corporation

(Exact name of Registrant as specified in Its Charter)

Maryland	27-4895840
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-172601
(if applicable)

Securities to be registered pursuant to Section 12 (g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.001 per share, of Monroe Capital Corporation (the “Company”). The description of the shares of common stock contained in the section entitled “Description of our Capital Stock” in the Prospectus included in the Company’s Registration Statement on Form N-2 (File No. 333-172601), filed with the Securities and Exchange Commission on March 3, 2011 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

3.1	Form of Amended and Restated Articles of Incorporation of Monroe Capital Corporation *

3.2	Bylaws of Monroe Capital Corporation*

4.1	Form of Stock Certificate of Monroe Capital Corporation*

*	Incorporated by reference to Monroe Capital Corporation’s registration statement on Form N-2 Pre-Effective Amendment No. 2 (File No. 333-172601) filed on October 18, 2012.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MONROE CAPITAL CORPORATION (Registrant)

Date: October 22, 2012	By:	/s/ Theodore L. Koenig
Name: Theodore L. Koenig
Title: President and Chief Executive Officer